As filed with the Securities and Exchange Commission on February 28, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0565309 (I.R.S. Employer Identification No.)
75 West Center Street
Provo, Utah 84601
(801) 345-1000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

D. Matthew Dorny
General Counsel and Secretary
Nu Skin Enterprises, Inc.
75 West Center Street
Provo, Utah 84601
(801) 345-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kevin P. Kennedy
Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, California 94304
(650) 251-5000
 Fax: (650) 251-5002

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (1)

Class A Common Stock, $0.001 par value per share	1,535,652 shares	$71.55	$109,875,901	$13,680

(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of our Class A Common Stock on the New York Stock Exchange on February 27, 2018.

PROSPECTUS
1,535,652 Shares
Nu Skin Enterprises, Inc.
Class A Common Stock

On June 14, 2016, Nu Skin Enterprises, Inc. (the "Company" or "Nu Skin") entered into an investment agreement with Ping An ZQ China Growth Opportunity Limited ("Ping An ZQ" or the "selling stockholder"), a Cayman Island company owned by a consortium of investors led by Ping An of China Securities (Hong Kong) Company Ltd. and ZQ Capital Limited, relating to the issuance to Ping An ZQ of $210 million principal amount of convertible 4.75% senior notes, due 2020 (the "Convertible Notes"). The Company issued the Convertible Notes to Ping An ZQ pursuant to an indenture, dated as of June 16, 2016 (the "Indenture"), entered into by the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. Pursuant to the terms of the Indenture, the Company irrevocably elected to settle its conversion obligation with respect to the Convertible Notes in cash with respect to the principal amount of Convertible Notes converted and any accrued and unpaid interest to the conversion settlement date, and in shares of the Company's Class A Common Stock (the "Class A Common Stock") with respect to any additional amounts so long as the Convertible Notes were held by the selling stockholder.
    On February 16, 2018, Ping An ZQ delivered a Conversion Notice (as defined in the Indenture) with respect to all $210.0 million in aggregate principal amount of outstanding Convertible Notes held by Ping An ZQ. At the time of Ping An ZQ's election to convert the Convertible Notes, the Convertible Notes were convertible at a rate of 21.51301 shares of Class A Common Stock per $1,000 principal amount of Convertible Notes (which represents a conversion price of $46.48 per share of Class A Common Stock). Pursuant to the Company's settlement election referred to above, Ping An ZQ's $210.0 million in aggregate principal amount of outstanding Convertible Notes are convertible into $210.0 million in cash and 1,535,652 shares of Class A Common Stock.  This prospectus may be used from time to time by the selling stockholder to offer up to 1,535,652 shares of our Class A Common Stock issuable upon conversion of the Convertible Notes in any manner described under "Plan of Distribution" in this prospectus.
All of the shares of Class A Common Stock offered hereby may be sold from time to time by and for the account of the selling stockholder named in this prospectus. The Company will not receive any of the proceeds from such sales.
Our Class A Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "NUS." On February 27, 2018, the closing price of our Class A Common Stock was $71.10 per share.
______________________________
Investing in our Class A Common Stock involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before buying shares of our Class A Common Stock.
______________________________
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 28, 2018.

i

ABOUT THIS PROSPECTUS
Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representation other than as may be contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission (the "SEC"). We do not, and the selling stockholder does not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.
This prospectus is part of an "automatic shelf" registration statement that we filed with the SEC as a "well-known seasoned issuer" as defined in Rule 405 of the Securities Act. By using a shelf registration statement, the selling stockholder may, from time to time, offer and/or sell up to the total number of shares that it owns of our Class A Common Stock in one or more offerings or resales.
Information about the selling stockholder may change over time. Any changed information given to us by the selling stockholder will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling stockholder will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling shares of Class A Common Stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled "Incorporation by Reference" and "Where You Can Find More Information," before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus prepared by or on behalf of us to which we have referred you.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, certain information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus or the applicable prospectus supplement. See "Incorporation by Reference" before making an investment in our Class A Common Stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."
In this prospectus, unless otherwise indicated, "Company," "Nu Skin," "we," "our" or "us," as used herein, refer to Nu Skin Enterprises, Inc., unless otherwise stated or indicated by context.

RISK FACTORS
Investing in our Class A Common Stock involves risks. Before you make a decision to buy our Class A Common Stock, in addition to the risks and uncertainties discussed below and under "Cautionary Statement Regarding Forward-Looking Statements," you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of our Class A Common Stock pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated or deemed incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our Class A Common Stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.  See "Incorporation by Reference" and "Where You Can Find More Information."
The market price of our Class A Common Stock is subject to significant fluctuations due to a number of factors that are beyond our control, and you may not be able to resell shares of our Class A Common Stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.
Our Class A Common Stock closed at $31.65 per share on January 29, 2016 and closed at $71.84 per share on January 31, 2018. During this two-year period, our Class A Common Stock traded as low as $23.51 per share and as high as $74.45 per share. On February 27, 2018, our Class A Common Stock closed at $71.10 per share. The trading price of our Class A Common Stock is likely to continue to be volatile. The stock market recently has experienced significant volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at or above the price you paid due to a number of factors, including the following:
•	fluctuations in our operating results;
•	government investigations of our business;
•	adverse publicity related to our business, products, industry or competitors;
•	the sale of shares of Class A Common Stock by significant stockholders;
•	general trends in the market for our products;
•	acquisitions by us or our competitors;
•	economic or currency exchange issues in markets in which we operate;
•	changes in estimates of our operating performance or changes in recommendations by securities analysts;
•	speculative trading, including short selling and options trading; and
•	general business and political conditions.
These broad market and industry fluctuations may adversely affect the market price of our Class A Common Stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our Class A Common Stock is low.
In the past, following periods of market volatility or volatility in an individual company's stock price, stockholders have instituted securities class action litigation, including against us. If we were again  involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Future sales, or the perception of future sales, by us or our existing stockholders in the public market could cause the market price for our Class A Common Stock to decline.
The sale of shares of our Class A Common Stock in the public market, or the perception that such sales could occur, including the selling stockholder's shares of Class A Common Stock registered hereunder, could harm the prevailing market price of shares of our Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
If securities analysts do not publish research or reports about our business or if they downgrade our stock or our industry, our stock price and trading volume could decline.
The trading market for our Class A Common Stock relies in part on the research and reports that industry or financial analysts publish about us or our business or industry. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.
We cannot assure you that we will continue to declare and pay dividends on our Class A Common Stock, and our indebtedness could limit our ability to pay dividends.
We declared and paid dividends on our Class A Common Stock in each quarter of 2016 and 2017. Our board of directors has approved an increased quarterly cash dividend of $0.365 per share of Class A Common Stock to be paid on March 14, 2018, to stockholders of record on February 26, 2018. Currently, we anticipate that our board of directors will continue to declare quarterly cash dividends and that the cash flows from operations will be sufficient to fund our future dividend payments. However, the continued declaration of dividends is subject to the discretion of our board of directors and will depend upon various factors, including our net earnings, financial condition, cash requirements, future prospects, our receipt of cash distributions from our operating subsidiaries, contractual restrictions applicable to our subsidiaries or covenants under any existing and future outstanding indebtedness we or our subsidiaries incur and other relevant factors. There can be no assurance that we will continue to pay any dividend in the future. If we do not pay dividends, the price of our Class A Common Stock must appreciate for investors to realize a gain on their investment in the Company. This appreciation may not occur and our Class A Common Stock may in fact depreciate in value. For more information, see "Dividend Policy."
Provisions in our certificate of incorporation, bylaws and under Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our Class A Common Stock.
Our certificate of incorporation and bylaws contain provisions that could depress the trading price of our Class A Common Stock by discouraging, delaying or preventing a change of control of our company or changes in our management that the stockholders of our company may believe advantageous. These provisions include:
•	authorizing "blank check" preferred stock that our board of directors could issue to increase the number of outstanding shares to discourage a takeover attempt;
•	limiting the ability of stockholders to call a special stockholder meeting;
•	providing that the board of directors is expressly authorized to make, alter or repeal our bylaws;
•	establishing advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and

•
the requirement that certain corporate changes, including liquidations, reorganizations, recapitalizations, mergers, consolidations and sales of substantially all of our assets, must be approved by the affirmative vote of the holders of not less than 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon.

See "Description of Capital Stock" for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
All statements (other than statements of historical facts) contained or incorporated by reference in this prospectus regarding our performance, initiatives, strategies, products, product introductions and offerings, product sourcing, growth, acquisitions, opportunities and risks; statements of projections regarding future sales, expenses, operating results, taxes and duties, capital expenditures, sources and uses of cash, foreign-currency fluctuations or devaluations, and other financial items; statements of management's expectations and beliefs regarding our markets, sales force, customer base and sales compensation place; statements regarding the payment of future dividends and stock repurchases; statements regarding the outcome of litigation and other legal matters; accounting estimates and assumptions; statements of belief; and statements of assumptions underlying any of the foregoing may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," "potential" or "continue" or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Such statements reflect the current views of our management with respect to our operations, results of operations and future financial performance.
The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Other sections of this prospectus and other disclosure incorporated or deemed incorporated by reference herein may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Before investing in our Class A Common Stock, investors should be aware that the occurrence of the events described or referred to under the caption "Risk Factors" in this prospectus and the documents incorporated or deemed incorporated by reference in this prospectus could have a material adverse effect on our business, results of operations and financial condition.
Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.
You should read this prospectus, including the financial statements and the related notes that are incorporated or deemed incorporated by reference in this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

NU SKIN ENTERPRISES, INC.
Founded more than 30 years ago, Nu Skin Enterprises, Inc. develops and distributes innovative consumer products, offering a comprehensive line of premium-quality beauty and wellness solutions in approximately 50 markets worldwide. In 2017, our revenue of $2.3 billion was primarily generated by our two category brands: our beauty and personal care category brand known as Nu Skin and our nutritional products category brand, Pharmanex. We have also leveraged our scientific expertise in the area of anti-aging to develop our ageLOC brand that features innovative products in both of these categories. We operate in the direct selling channel, primarily utilizing person-to-person marketing to promote and sell our products. About 90% of our revenue came from outside of the United States in 2017, with approximately 32% of our revenue coming from Mainland China, our largest revenue market.
Nu Skin Enterprises, Inc. was incorporated in the State of Delaware on September 4, 1996. Our principal executive offices are located at 75 West Center Street, Provo, Utah 84601. Our telephone number is (801) 345-1000. Our website address is www.nuskin.com. In addition, we maintain a Facebook page at www.facebook.com/nuskin, a Twitter feed at www.twitter.com/nuskin and accounts with certain other social media sites. Information contained on, or that can be accessed through, our website, Facebook page or Twitter feed or our other social media sites does not constitute part of this prospectus and inclusions of our website address, Facebook page address and Twitter feed address in this prospectus are inactive textual references only. The information that can be accessed through these websites and our social media accounts is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our Class A Common Stock.

USE OF PROCEEDS
The selling stockholder will receive all of the net proceeds from the sale of shares of our Class A Common Stock offered by it pursuant to this prospectus. We will not receive any of the proceeds from any sale of these shares of Class A Common Stock.

DIVIDEND POLICY
We declared and paid a $0.355 per share dividend for Class A Common Stock each quarter in 2016 and a $0.36 per share dividend for Class A Common Stock each quarter in 2017. Our board of directors has approved an increased quarterly cash dividend of $0.365 per share of Class A Common Stock to be paid on March 14, 2018, to stockholders of record on February 26, 2018. Currently, we anticipate that our board of directors will continue to declare quarterly cash dividends and that the cash flows from operations will be sufficient to fund our future dividend payments. However, the continued declaration of dividends is subject to the discretion of our board of directors and will depend upon various factors, including our net earnings, financial condition, cash requirements, future prospects, our receipt of cash distributions from our operating subsidiaries, contractual restrictions applicable to our subsidiaries or covenants under any existing and future outstanding indebtedness we or our subsidiaries incur and other relevant factors. In addition, the ability of our subsidiaries to distribute cash to Nu Skin Enterprises, Inc. may be limited by laws of their jurisdiction of organization. There can be no assurance that we will continue to pay any dividend in the future.

DESCRIPTION OF CAPITAL STOCK
The Company's authorized capital stock consists of 25 million shares of preferred stock, par value $.001 per share, 500 million shares of Class A Common Stock and 100 million shares of Class B common stock, par value $.001 per share ("Class B Common Stock"). All outstanding shares of Class B Common Stock have been converted to shares of Class A Common Stock. As of January 31, 2018, there were 52,750,931 shares of Class A Common Stock outstanding, no shares of Class B Common Stock outstanding and no shares of preferred stock outstanding. As used in this section, the term "common stock" refers, collectively, to our Class A Common Stock and our Class B Common Stock.
The description below does not purport to be complete and is qualified in its entirety by reference to the terms of our certificate of incorporation and our bylaws, which are incorporated by reference as exhibits to our registration statement, of which this prospectus forms a part. See "Incorporation by Reference" and "Where You Can Find More Information."
Common Stock
As of January 31, 2018, there were approximately 272 holders of record of our Class A Common Stock.
Voting Rights
Each share of our Class A Common Stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors. Each share of our Class B Common Stock entitles the holder to ten votes on each matter submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting. With respect to corporate changes, including liquidations, reorganizations, recapitalizations, mergers, consolidations and sales of substantially all of our assets, the approval of 66 2/3% of the outstanding voting power is required to authorize or approve the transactions.
Dividends
The holders of our common stock are entitled to receive dividends if, as and when the dividends are declared by our board of directors out of assets legally available for the dividends after payment of dividends required to be paid on shares of preferred stock, if any.
Liquidation Preference
In the event of liquidation, after payment of the debts and other liabilities of our company and after making provision for the holders of our preferred stock, if any, our remaining assets will be distributable ratably among holders of common stock.
Mergers and Other Business Combinations
Upon the merger or consolidation of our company, holders of our common stock are entitled to receive equal per-share payments or distributions. We may not dispose of all or any substantial part of our assets to, or merge or consolidate with, any person, entity or group (as the term "group" is defined in Rule 13d-5 of the Exchange Act) that beneficially owns, in the aggregate, 10% or more of our outstanding common stock without the affirmative vote of the holders, other than a related person, of not less than 66 2/3% of the voting power. For the sole purpose of determining the 66 2/3% vote, a related person will also include the seller or sellers from whom the related person acquired, during the preceding six months, at least 5% of the outstanding shares of common stock pursuant to one or more agreements or other arrangements and not through a brokers' transaction, but only if the seller or sellers have beneficial ownership of shares of common stock having a fair market value in excess of $10 million in the aggregate at the time of the proposed disposition, merger, or consolidation. Notwithstanding the foregoing, neither our company nor any of our subsidiaries shall be a related person. This 66 2/3% voting requirement is not applicable, however, if:

•
the proposed transaction is approved by a vote of not less than a majority of our directors who are neither affiliated nor associated with the related person or the seller of shares to the related person as described above; or

•
in the case of a transaction pursuant to which the holders of common stock are entitled to receive cash, property, securities or other consideration, the cash or fair market value of the property, securities or other consideration to be received per share in the transaction is not less than the higher of:

•	the highest price per share paid by the related person for any of its holdings of common stock within the two-year period immediately prior to the announcement of the proposed transaction; or
•
the highest closing sale price during the 30-day period immediately preceding that date or during the 30-day period immediately preceding the date on which the related person became a related person, whichever is higher.

Transfer Agent and Registrar
The transfer agent and registrar for our Class A Common Stock is American Stock Transfer and Trust Company.
Listing
Our Class A Common Stock is traded on the New York Stock Exchange under the trading symbol "NUS".
Preferred Stock
Our board of directors is authorized, subject to the limitations prescribed by the Delaware General Corporation Law or the rules of the New York Stock Exchange or other organizations on whose systems our stock may be quoted or listed, to:
•	provide for the issuance of shares of preferred stock in one or more series;
•	establish from time to time the number of shares to be included in each series;
•	fix the rights, powers, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions on such shares; and
•	increase or decrease the number of shares of each series, without any further vote or action by the stockholders.
The approval of the holders of at least 66 2/3% of the combined voting power of the outstanding shares of common stock, however, is required for the issuance of shares of preferred stock that have the right to vote for the election of directors under ordinary circumstances or to elect 50% or more of the directors under any circumstances.
Depending upon the terms of the preferred stock established by our board of directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of our company or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock. In addition, the preferred stock could delay, defer or prevent a change of control of our company. We have no present plans to issue any shares of preferred stock.

Anti-Takeover Provisions
Special Stockholder Meetings
Special meetings of stockholders may be called only by the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the board, the chairman of the board of directors, the president, or at least a majority of the stockholders of our company. Except as otherwise required by law, stockholders are not entitled to request or call a special meeting of the stockholders.
Director Nominations and Business Proposals
Our stockholders are required to provide advance notice of nominations of directors to be made at, and of business proposed to be brought before, a meeting of the stockholders. The failure to deliver proper notice within the periods specified in our bylaws will result in the denial of the stockholder of the right to make any nominations or propose any action at the meeting.
Section 203 of the Delaware General Corporation Law
We are a Delaware corporation and are subject to the provisions of Section 203 of the Delaware General Corporation Law. This law prevents many Delaware corporations, including those whose securities are listed on the New York Stock Exchange, from engaging, under specific circumstances, in a business combination with an interested stockholder for three years following the date that the stockholder became an interested stockholder, unless the business combination or interested stockholder is approved in a prescribed manner. An interested stockholder is a stockholder who, together with affiliates and associates, within the prior three years did own 15% or more of the corporation's outstanding voting stock.
A Delaware corporation may opt out of the provisions of Section 203 of the Delaware General Corporation Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We have not opted out of the provisions of Section 203.

SELLING STOCKHOLDER
The following table sets forth the name of the selling stockholder, the beneficial ownership of our Class A Common Stock by the selling stockholder and the maximum number of shares that may be sold hereunder. For purposes of this prospectus, "selling stockholder" includes Ping An ZQ's pledgees, donees, transferees, distributees, beneficiaries or other successors in interest. The actual amount, if any, of Class A Common Stock to be offered by the selling stockholder and the amount and percentage of our Class A Common Stock to be owned by the selling stockholder following such offering will be disclosed in the applicable prospectus supplement. Information about the selling stockholder may change over time. Any changed or new information given to us by the selling stockholder will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.
Zheqing (Simon) Shen, who serves as a member of our board of directors, is a director of Ping An ZQ.
The number of shares and percentages of beneficial ownership set forth below are based on the number of shares of our Class A Common Stock issued and outstanding as of January 31, 2018. Beneficial ownership is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.
	Shares of Class A Common Stock Beneficially Owned Prior to this Offering (2)		Maximum Number of Shares of Class A Common Stock to be Sold Hereunder		Shares of Class A Common Stock Beneficially Owned After Sale of the Maximum Number of Shares
Name of Selling Stockholder	Number	%	Number	%	Number	%
Ping An ZQ China Growth Opportunity Limited(1)	1,535,652	2.9%	1,535,652	2.9%	0	0%

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(1)
Mr. Shen serves as director of Ping An ZQ and may be deemed to share voting and investment power with respect to the shares of Class A Common Stock beneficially owned by Ping An ZQ. Mr. Shen disclaims such beneficial ownership of the Class A Common Stock beneficially owned by Ping An ZQ, except to the extent of his pecuniary interest therein, if any.

(2)
On February 16, 2018, Ping An ZQ delivered a Conversion Notice (as defined in the Indenture) with respect to all $210.0 million in aggregate principal amount of outstanding Convertible Notes held by Ping An ZQ. Pursuant to the Company's settlement election under the Indenture, Ping An ZQ's $210.0 million in aggregate principal amount of outstanding Convertible Notes are convertible into $210.0 million in cash and 1,535,652 shares of Class A Common Stock.

PLAN OF DISTRIBUTION
The selling stockholder, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of Class A Common Stock (collectively, "Securities") covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution and to identify such successors as selling stockholders.
The selling securityholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Securities covered by this prospectus (except any fees and disbursements of their counsel and other advisors over $25,000), but they will pay any and all underwriting discounts, selling commissions, agency fees, brokers' commissions and stock transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of Securities sold by the selling stockholders.
The selling securityholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholders in one or more types of transactions, which may include:
•
purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the Securities for whom they may act as agent;

•
one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;
•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;
•	the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities;
•	short sales or transactions to cover short sales relating to the Securities;
•	one or more exchanges or over the counter market transactions;
•
through distribution by a selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;
•	the writing of options, whether the options are listed on an options exchange or otherwise;
•	distributions to creditors and equity holders of the selling securityholders; and
•	any combination of the foregoing, or any other available means allowable under applicable law.
A selling securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.
The selling securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the Class A Common Stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling securityholder or borrowed from the selling securityholders or others to settle such third-party sales or to close out any related open borrowings of Class A Common Stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.

In addition, the selling securityholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell securities short and redeliver securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling securityholders' securities or in connection with the offering of other securities not covered by this prospectus.
To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholders. These sales may be made under "delayed delivery contracts" or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by the selling stockholders for the sale of any Class A Common Stock being offered by this prospectus.
In connection with sales of Securities covered hereby, the selling securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholders may be deemed to be an "underwriter" within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling securityholders who are "underwriters" under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NYSE in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.
We and the selling securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholders or their affiliates in the ordinary course of business.

The selling securityholders will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the selling securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.
In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES
 TO NON-U.S. HOLDERS
The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of our Class A Common Stock as of the date hereof.  Except where noted, this summary deals only with shares of our Class A Common Stock that are held as capital assets by a non-U.S. holder (as defined below).
A "non-U.S. holder" means a beneficial owner of our Class A Common Stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:
•	an individual citizen or resident of the United States;
•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or
•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances.  In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, "controlled foreign corporation," "passive foreign investment company" or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class A Common Stock, you should consult your tax advisors.
If you are considering the purchase of our Class A Common Stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of our Class A Common Stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Class A Common Stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder's Class A Common Stock, and to the extent the amount of the distribution exceeds a non-U.S. holder's adjusted tax basis in our Class A Common Stock, the excess will be treated as gain from the disposition of our Class A Common Stock (the tax treatment of which is discussed below under "—Gain on Disposition of Our Class A Common Stock").

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.  However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied.  Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code.  Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service ("IRS") Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations.  Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Our Class A Common Stock
Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A Common Stock generally will not be subject to United States federal income tax unless:
•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•	we are or have been a "United States real property holding corporation" for United States federal income tax purposes and certain other conditions are met.
A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code.  In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder  may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.  An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a "United States real property holding corporation" if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes.

Federal Estate Tax
Class A Common Stock held by an individual non-U.S. holder at the time of death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS.  Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A Common Stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% United States federal withholding tax may apply to any dividends paid on our Class A Common Stock and, for a disposition of our Class A Common Stock occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a "foreign financial institution" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a "non-financial foreign entity" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under "—Dividends," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Class A Common Stock.

LEGAL MATTERS
The validity of our Class A Common Stock offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, Palo Alto, CA.
EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to "incorporate by reference" information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the initial registration statement of which this prospectus is a part and after the date of this prospectus from their respective filing dates so long as the registration statement of which this prospectus is a part remains effective:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 16, 2018;
•
Our Annual Proxy Statement on Schedule 14A, filed with the SEC on March 17, 2017, to the extent incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 27, 2017;

•	Our Current Report on Form 8-K, filed with the SEC on February 28, 2018; and
•
The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 6, 1996, including any subsequent amendment or any report filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC.
Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
Nu Skin Enterprises, Inc.
Attention: Investor Relations
75 West Center Street
Provo, Utah 84601
 (801) 345-1000
You should rely only on the information incorporated by reference or provided in this prospectus. Neither we, the selling stockholder nor any underwriter has authorized anyone else to provide you with different information.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Class A Common Stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our Class A Common Stock, we refer you to the registration statement and to its exhibits and schedules.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public at the SEC's internet site at http://www.sec.gov.
We also make available, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Those filings are accessible through our website under the heading "Investor Relations" at www.nuskin.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible, free of charge, through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

PART II
 INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses payable by the registrant in connection with the distribution of the Class A Common Stock being registered hereby (other than underwriting discounts and commissions). All the amounts shown are estimates, except the SEC registration fee. All of such expenses are being borne by the registrant.
SEC Registration Fee	$13,680
Printing and Engraving Expenses	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Blue Sky Fees and Expenses	*
FINRA Filing Fees	*
Listing Fees	*
Miscellaneous Expenses	*
Total	$13,680

*Estimated expenses are not presently known. The applicable prospectus supplement, if any, will set forth the estimated amount of such expenses payable in respect of any offering of Class A Common Stock.
Item 15.	Indemnification of Directors and Officers.
The registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. The registrant's certificate of incorporation and bylaws provide for the indemnification of the registrant's officers and directors to the fullest extent permitted by the Delaware General Corporation Law. The registrant believes that such indemnification is necessary to attract and retain qualified persons as directors and officers. The registrant has also entered into separate indemnification agreements with each of its directors and executive officers.
Liability Insurance
Section 145 of the Delaware General Corporation Law also permits a Delaware corporation to purchase and maintain insurance on behalf of its directors and officers. The registrant's bylaws permit the registrant to purchase such insurance on behalf of its directors and officers.
Limitation of Liability
Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of a director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve international misconduct or a knowing violation of law; (iii) for improper payment of dividends or redemptions of shares; or (iv) for any transaction from which the director derives an improper personal benefit. The registrant's certificate of incorporation provides for, to the fullest extent permitted by the Delaware General Corporation Law, elimination or limitation of liability of its directors to the registrant or its stockholders for breach of fiduciary duty as a director.

Item 16.	Exhibits.
Please see the Exhibit Index included herewith immediately following the signature pages hereto, which is incorporated by reference.
Item 17.	Undertakings.
A. The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of that registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Nu Skin Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on February 28, 2018.
NU SKIN ENTERPRISES, INC.

By:	Ritch N. Wood

By:	/s/ Ritch N. Wood
	Name:	Ritch N. Wood
	Title:	Chief Executive Officer
POWERS OF ATTORNEY
The undersigned directors and officers of Nu Skin Enterprises, Inc. hereby constitute and appoint Ritch N. Wood and Mark H. Lawrence and each of them, any of whom may act without joinder of the other, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post-effective amendments to this registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Steven J. Lund	Executive Chairman of the Board	February 28, 2018
Steven J. Lund

/s/ Ritch N. Wood	Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2018
Ritch N. Wood

/s/ Mark H. Lawrence	Chief Financial Officer	February 28, 2018
Mark H. Lawrence

/s/ Nevin N. Andersen	Director	February 28, 2018
Nevin N. Andersen

/s/ Daniel W. Campbell	Director	February 28, 2018
Daniel W. Campbell

/s/ Andrew D. Lipman	Director	February 28, 2018
Andrew D. Lipman

/s/ Neil H. Offen	Director	February 28, 2018
Neil H. Offen

/s/ Thomas R. Pisano	Director	February 28, 2018
Thomas R. Pisano

/s/ Thomas R. Pisano	Director	February 28, 2018
Thomas R. Pisano

/s/ Zheqing Shen	Director	February 28, 2018
Zheqing Shen

/s/ Edwina D. Woodbury	Director	February 28, 2018
Edwina D. Woodbury

EXHIBIT INDEX
Exhibit Number	Description

1.1	Form of Underwriting Agreement*
3.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed September 16, 1996, file no. 333-12073).

3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009, filed March 1, 2010).

3.3
Certificate of Designation, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004, filed March 15, 2005).

3.4	Fourth Amended and Restated Bylaws of Nu Skin Enterprises, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed March 10, 2017).
4.1
Specimen Form of Stock Certificate for Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Amendment No. 1 to Registration Statement on Form S-3 filed July 8, 2002, file no. 333-90716).

5.1	Opinion of Simpson Thacher & Bartlett LLP**
23.1	Consent of PricewaterhouseCoopers LLP**
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature pages)

*To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**Filed herewith.